Exhibit 3.1

SECOND AMENDED AND

RESTATED BYLAWS

OF

RYERSON HOLDING CORPORATION

ARTICLE I.

OFFICES.

The registered office of RYERSON HOLDING CORPORATION (the “Corporation”) shall be located in the State of Delaware and shall be at such address as shall be set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as amended (including by any certificate of designations) or amended and restated from time to time, the “Certificate of Incorporation”). The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

ARTICLE II.

STOCKHOLDERS.

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, if any, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting, any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws (the “Bylaws”).

Section 2. Special Meetings. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation.

Section 3. Notice of Meetings. Notice of the time and place of any stockholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at the stockholder’s address as it appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 4. Stockholder Business at Annual Meetings.

(a)

At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of a majority of the members of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Article II, Section 5, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in Article II, Section 5.

(b)

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4 and Article II, Section 5. The Board of Directors (or in the case of a proposal or nomination from the floor of the meeting, the chairperson of the meeting) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these Bylaws (including, without limitation, whether the Noticing Party (as defined below), if any, on whose behalf the nomination or other business proposal is made, provided all information and complied with all requirements under Article II, Section 5(a) within the time frames specified therein and complied with the requirements of Rule 14a-19 of the Exchange Act), and if so determined, the Corporation may so declare to the meeting and any such business not properly brought before the meeting shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Corporation. Nothing in this Section 4 or Article II, Section 5 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

Section 5. Notices for Stockholder Business and Director Nominations. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of Article II, Section 4 or for a director nomination to be made by a stockholder pursuant to clause (ii) of paragraph (a) of Article III, Section 3, the stockholder must have given timely notice thereof in writing (and not by electronic transmission) (the stockholder giving such notice, the “Noticing Party”) to the Secretary of the Corporation at the Corporation’s principal executive offices and such business, if any, must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware, as the same may be amended from time to time (the “DGCL”). To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder, to be timely, must be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined below in paragraph (c) of this Section 5) on the tenth (10th) day following the earlier of (A) the date on which notice of the date of the meeting was mailed and (B) the date on which a public announcement (as defined below in paragraph (c) of this Section 5) of the meeting date was made; and (ii) in the case of a special meeting at which directors are to be elected, not later than the Close of Business on the tenth (10th) day following the earlier of (x) the date on which notice of the date of the meeting was mailed and (y) the date on which public announcement of the meeting date was made. The number of nominees a Noticing Party may nominate for election at a meeting of stockholders (or in the case of a Noticing Party giving the notice on behalf of a beneficial owner, the number of nominees a Noticing Party may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. Notwithstanding anything in this Section 5 to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased after the time period for which notice of such nominations would otherwise be due under this Section and there is no public announcement by the Corporation naming the additional nominees for additional directorships at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination pursuant to this Section, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for the additional directorships, if it is in proper form and received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth (10th) day following the day on which public announcement of such additional nominees is first made by the Corporation.

(a)	A stockholder notice delivered pursuant to this Section 5 shall set forth:

(i)	As to each person whom the stockholder proposes to nominate for election as a director (each, a “Proposed Nominee”), if any:

(1)	the name, age, business address and residential address of such Proposed Nominee;

(2)	the principal occupation and employment of such Proposed Nominee;

(3)

a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request);

(4)

a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Proposed Nominee: (a) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (c) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Third Amended and Restated Certificate of Incorporation (as amended), these Bylaws (as amended), all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (d) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (e) intends to serve a full term as a director of the Corporation, if elected; and (f) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

(5)

a complete and accurate description of all agreements, arrangements or understandings, written or oral, between or among any Proposing Person (as defined below), on the one hand, and such Proposed Nominee or his or her respective associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Proposing Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant;

(6)

whether (a) such Proposed Nominee has notified the board of each publicly listed company at which such person serves as an officer, executive officer or director with respect to such person’s proposed nomination for election to the Board of Directors; (b) such Proposed Nominee, has received all necessary consents to serve on the Board of Directors if so nominated and elected or otherwise appointed (or, if any such consents have not been received, how such person intends to address such failure to receive such necessary consents); and (c) such Proposed Nominee’s nomination, election or appointment, as applicable, would violate or contravene any contract or corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy of any publicly listed company at which such person serves as an officer, executive officer or director, and, if so, a description of how such person intends to address such violation or contravention; and

(7)

all other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) in support of the nomination for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);

(ii)	As to any other business that the Noticing Party proposes to bring before the meeting;

(1)	a reasonably brief description of the proposed business with reasonable particularity and the reasons for conducting that business at the annual meeting;

(2)

the exact text of any proposal to be presented for adoption (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Third Amended and Restated Certificate of Incorporation (as amended) or these Bylaws (as amended), the text of the proposed amendment);

(3)

any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) in support of such proposed business pursuant to the Proxy Rules.

(iii)	Information with respect to each Proposing Person:

(1)	the name, telephone number, residential address and business address (including, as applicable, as each of the foregoing appear on the Corporation’s books);

(2)

the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Proposing Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition)

(3)

the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that for purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided further that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;

(4)	any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;

(5)

any proportionate interest in shares of the Corporation or Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Person (a) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (b) is the manager or managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(6)	any direct or indirect material interest of such Proposing Person in any material contract or agreement with the Corporation, or any affiliate of the Corporation;

(7)	a description of any material interest of each Proposing Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;

(8)

all other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) in support of the nomination or other business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;

(9)

any material pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Proposing Person is a party or a material participant involving the Corporation or, any of its directors or officers, or any affiliate of the Corporation;

(10)	any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; and

(11)

a representation such Proposing Person intends or is part of a group which intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee or approve or adopt the other business being proposed, (b) to deliver a proxy statement or form of proxy to holders of at least the percentage of Corporation’s outstanding capital stock prescribed under Rule 14a-19 promulgated under the Exchange Act, or (c) otherwise to solicit proxies or votes from stockholders in support of such nomination or other business; and

(12)	if the notice relates to the nomination of a director or directors, the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision);

provided, however, that the disclosures in this Section 5(a) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv)

A Noticing Party shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 5(a) shall be true and correct (A) as of the record date for determining the stockholders entitled to vote at the meeting and (B) as of the date that is ten (10) Business Days (as defined below) prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than five (5) Business Days after the later of the record date or the date a public announcement of the notice of the record date is first made (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than eight (8) Business Days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

Notwithstanding the foregoing provisions of this Bylaw, (A) unless otherwise required by law, if the Noticing Party (or a Qualified Representative (as defined below) thereof) does not appear at the applicable meeting of stockholders of the Corporation to present a nomination or propose other business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation, and (B) a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Bylaw; provided that any references in this Bylaw to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or other proposals as to any other business to be considered pursuant to Section 5(a) of this Article II. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the Corporation’s proxy statement.

(b)

Notwithstanding the foregoing terms of this Section 5 any stockholder wishing to nominate a person for election to the Board of Directors at any annual meeting of stockholders must also comply with the terms set forth in Article III, Section 3 hereof.

(c)

If any stockholder or Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) Business Days prior to the date of the meeting and any adjournment or postponement thereof, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(d)

A stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which such color shall be reserved for the exclusive use of the Corporation.

(e)	For purposes of these Bylaws:

(v)	“affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(vi)	“beneficial owner,” “beneficially owned,” or “owned beneficially” shall have the meaning set forth for such terms in Section 13d-3 of the Exchange Act.

(vii)

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Chicago, Illinois or New York, New York are authorized or obligated by law or executive order to close;

(viii)	“Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a Business Day;

(ix)

“Proposing Person” shall mean (i) the Noticing Party, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of a nomination or other business proposed to be brought before a meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation;

(x)

“public announcement” shall mean disclosure in a press release by the Corporation reported by a national news service or in a document publicly filed by the Corporation with the Securities Exchange Commission ( the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(xi)

a “Qualified Representative” of a Noticing Party means (i) a duly authorized officer, manager or partner of such Noticing Party or (ii) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders;

Section 6. Additional Information. In addition to the information required pursuant to the foregoing provisions of Article II, Section 5, the Corporation may require any Noticing Party or any Proposed Nominee to furnish such other information as the Board of Directors may reasonably require to determine (1) whether a nomination or business has been made in compliance with the procedures set forth in Article II, Section 5, (2) whether a Proposed Nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (3) the independence, or lack thereof, of a Proposed Nominee. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation. In addition, the Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof.

Section 7. Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.

Section 8. Adjournment of Meetings. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may adjourn from time to time upon a determination to so adjourn the meeting by the chairperson of the meeting or by a majority in voting power of the stockholders present or represented by proxy and entitled to vote, in each case without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by the chairperson of the meeting or a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 9. Voting List. The Secretary shall prepare and make available, no later than the 10th day before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or during ordinary business hours, at the principal executive offices of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present.

Section 10. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote for each share of stock registered in his, her or its name on the record of stockholders. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. In respect of all other matters, when a quorum is present, and except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, such matters shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.

Section 11. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 12. Action Without Meeting. Subject to the rights of holders of any series of Preferred Stock (as defined in the Certificate of Incorporation) with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

Section 13. Remote Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a)	participate in a meeting of stockholders; and

(b)

be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

In the case of any annual meeting of stockholders or any special meeting of stockholders called upon order of the Board of Directors, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by this Section 13.

Section 14. Conduct of Meetings. The Chairperson of the Board of Directors, or if there be none, or in the Chairperson’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the President or any other chairperson designated by the Board of Directors, shall preside at all annual or special meetings of stockholders. The chairperson of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairperson of the meeting. The chairperson of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairperson of the meeting shall have the power to: adjourn or recess the meeting; to silence or expel persons to ensure the orderly conduct of the meeting; to declare motions or persons out of order; to prescribe rules of conduct and an agenda for the meeting; to impose reasonable time limits on questions and remarks by any stockholder; to limit the number of questions a stockholder may ask; to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting; to limit the number of speakers or persons addressing the chairperson of the meeting or the meeting; to determine when the polls will close; to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners and the proxies of such record and beneficial holders; and to limit the number of proxies a stockholder may name. The Secretary or, in the absence of the Secretary, an assistant Secretary shall act as the secretary of the meeting, but in the absence of the Secretary and any assistant Secretary, the chairperson of the meeting may appoint any person to act as the secretary of the meeting.

Section 15. Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the DGCL to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the DGCL. To the fullest extent permitted by applicable law, any stockholder making such request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation’s principal executive offices are located. Alternative arrangements with respect to this Section 15 may be permitted in the discretion of the Chief Executive Officer of the Corporation or by a vote of the Board of Directors.

Section 16. Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof. If any of the inspectors so appointed fails to appear or act, the chairperson of the meeting may appoint one or more alternate inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairperson of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE III.

DIRECTORS.

Section 1. Number and Qualifications. Subject to the terms of the Certificate of Incorporation, the Board of Directors shall consist of not less than three (3) nor more than fifteen (15) directors as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

Section 2. Election of Directors. At the time set forth in the Certificate of Incorporation (the “Effective Time”), and subject to the terms set forth in the Certificate of Incorporation, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. At the Effective Time, the Board of Directors, by resolution, shall divide the directors into the initial classes. To the extent any additional directors are appointed prior to the Corporation’s first annual meeting of stockholders after the Effective Time, the Board of Directors, by resolution, shall determine the class of such additional directors. The directors in Class I shall be elected for a term expiring at the first annual meeting of stockholders after the Effective Time, the directors in Class II shall be elected for a term expiring at the second annual meeting of stockholders after the Effective Time, and the directors in Class III shall be elected for a term expiring at the third annual meeting of stockholders after the Effective Time. Commencing at the first annual meeting of stockholders after the Effective Time, and at each annual meeting of stockholders thereafter, directors elected to succeed those directors whose terms expire in connection with such annual meeting of stockholders shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Section 3. Nomination of Director Candidates.

(a) Nominations of persons for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Article II, Section 5 who shall be entitled to vote for the election of the director so nominated and who complies with the notice procedures set forth in Article II, Section 5.

(b) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. The election of any director in violation of this Section 3 shall be void and of no force or effect. The Board of Directors (or in the case of a proposal or nomination from the floor of the meeting, the chairperson of the meeting) shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting and in accordance with the procedures prescribed in these Bylaws (including, without limitation, whether the Noticing Party, if any, on whose behalf the nomination is made, provided all information and complied with all requirements under Article II, Section 5(a) within the time frames specified therein and complied with the requirements of Rule 14a-19 of the Exchange Act), and if so determined, the Corporation may so declare to the meeting and any such nomination not properly brought before the meeting shall be disregarded, notwithstanding that votes and proxies in respect of any such nomination may have been received by the Corporation.

(c) Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.

Section 4. Removal and Resignation of Directors. Any director or the entire Board of Directors may be removed only in the circumstances set forth in the Certificate of Incorporation, either at meetings of stockholders at which directors are elected or at a special meeting of the stockholders, and the office of such director shall forthwith become vacant. Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 5. Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors or a sole remaining director, though less than a quorum; provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal; and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase. Any person elected to fill a vacancy shall hold office, subject to the terms of the Certificate of Incorporation, for a term that shall coincide with the term of the class to which such director shall have been elected and until his or her successor is elected and qualified.

Section 6. Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, if any, by the Chief Executive Officer or by any two directors.

Section 8. Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal executive offices of the Corporation or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting shall be mailed to each director addressed to the director at his or her residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to the director at such place by facsimile, telegraph, cable or other means of electronic transmission, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9. Business Transacted at Meetings, etc. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 10. Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these Bylaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

Section 11. Compensation. The Board of Directors shall have the authority to fix the form and amount of compensation paid to directors, including fees and reimbursement of expenses incurred in connection with attendance at regular or special meetings of the Board of Directors or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13. Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, have the power to participate in and act at a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV.

COMMITTEES.

Section 1. Audit Committee. Unless not required by the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have an Audit Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition and charter of the Audit Committee shall comply, to the extent required, with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Audit Committee shall have the powers and perform the duties set forth in the audit committee charter adopted by the Board of Directors.

Section 2. Compensation Committee. Unless not required by the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have a Compensation Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition and charter of the Compensation Committee shall comply, to the extent required, with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Compensation Committee shall have the powers and perform the duties set forth in the compensation committee charter adopted by the Board of Directors.

Section 3. Nominating and Corporate Governance Committee. Unless not required by the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have a Nominating and Corporate Governance Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition and charter of the Nominating and Corporate Governance Committee shall, to the extent required, comply with the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Nominating and Corporate Governance Committee shall have the powers and perform the duties set forth in the nominating and corporate governance committee charter adopted by the Board of Directors.

Section 4. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors, other than such powers as are granted to the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by §141(c)(2) of the DGCL.

Section 5. Other Committees. Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Section 6. Removal. Subject to the requirements of the New York Stock Exchange, or such other national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, each to the extent applicable, any member of any committee of the Board of Directors may be removed at any time, with or without cause, by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee), and any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee). Any person ceasing to be a director as a result of his or her removal pursuant to this Article IV, Section 6 shall ipso facto cease to be a member of any committee, including the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee.

Section 7. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 8. Quorum. Unless otherwise specified in the applicable committee charter, a majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 9. Record of Proceedings, etc. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 10. Organization, Meetings, Notices, etc. A committee may hold its meetings at the principal executive offices of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairperson of the committee and shall be sufficiently given if mailed to each member at his or her residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to the member at such place by telegraph, cable, facsimile transmission or other means of electronic transmission, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

ARTICLE V.

OFFICERS.

Section 1. Number. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as may be appointed from time to time by the Board of Directors. Such other officers shall be elected or appointed in such manner, have such duties and hold their offices for such terms as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

Section 2. Election, Term of Office and Qualifications. Each officer of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her earlier death, resignation or removal in the manner hereinafter provided. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of any officer shall not of itself create any contractual rights.

Section 4. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 5. Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 6. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 7. Chairperson of the Board of Directors. The Chairperson of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

Section 8. Chief Executive Officer. In the absence of the Chairperson of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. The Chief Executive Officer shall be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of Chief Executive Officer.

Section 9. President. In the absence of the Chairperson of the Board of Directors and the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall assist the Chief Executive Officer and, subject to the direction of the Board of Directors and the Chief Executive Officer, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 10. Chief Financial Officer. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer or that are assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 11. Vice-Presidents. The vice-president, or vice-presidents if there are more than one, will have and exercise all the powers and discharge the duties as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

Section 12. Secretary. The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books maintained for that purpose. The Secretary will perform the duties and have all other powers that are incident to the office of Secretary or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 13. Treasurer. The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his or her possession. The Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts. The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

ARTICLE VI.

CAPITAL STOCK.

Section 1. Issue of Certificates of Stock. The shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, President or one of the vice-presidents, and the Secretary or an assistant Secretary or the Treasurer or an assistant Treasurer; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such

Chairperson of the Board of Directors, the Chief Executive Officer, President, vice-president, Secretary, assistant Secretary, Treasurer or assistant Treasurer may be by facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, have not ceased to be such officer or officers of the Corporation.

Section 2. Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, her or it, the numbers of the certificates, if any, covering such shares and the dates of issue of such shares. The shares of stock of the Corporation held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation that are not held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book- entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises.

Section 4 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by law.

ARTICLE VII.

DIVIDENDS, SURPLUS, ETC.

Section 1. General Discretion of Directors. The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other fiscal year as the Board of Directors from time to time by resolution shall determine.

Section 2. Corporate Seal. The Corporation shall have no seal.

Section 3. Notices. Except as otherwise expressly provided, any notice required to be given by these Bylaws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his or her address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to that person at that address, or by electronic mail at his or her electronic mail address on record with the Corporation or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, telegraphed or cabled, sent by electronic mail or sent by facsimile.

Section 4. Waiver of Notice. Any stockholder or director may at any time waive, whether such waiver is mailed, telegraphed or cabled or sent by electronic mail or facsimile, any notice required to be given under these Bylaws, and if any stockholder or director shall be present at any meeting his or her presence shall constitute a waiver of such notice, unless, at the beginning of the meeting, the stockholder (or his or her proxy) or director objects to holding the meeting or transacting business at the meeting or objects to considering a specific matter before it is voted upon.

Section 5. Use of Electronic Transmission. The Corporation is authorized to use “electronic transmissions” as defined in the DGCL to the full extent allowed by the DGCL, including, but not limited to, the purposes of notice, proxies, waivers, resignations and any other purpose for which electronic transmissions are permitted.

Section 6. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 7. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors, the Chief Executive Officer or the President may authorize for that purpose.

Section 8. Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation or other form of business entity of which the Corporation is a stockholder or otherwise holds an interest and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock or other interest and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

Section 9. Indemnification of Officers and Directors. Without limiting the terms set forth in the Certificate of Incorporation, the Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation or other form of business entity at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE IX.

AMENDMENTS.

In furtherance and not in limitation of the powers conferred by statute, these Bylaws may be made, altered, amended or repealed by the stockholders of the Corporation or by a majority of the entire Board of Directors; provided, however, that notwithstanding any other provision of the Certificate of Incorporation that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock of the Corporation required by law or the Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal Article II, Sections 2, 4 and 5, Article III, Sections 3, 4 and 5 and this Article IX of these Bylaws.

Dated: December 26, 2024

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